UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  August 19, 2005

The First Marblehead Corporation

(Exact Name of Registrant as Specified in Charter)

Delaware	001-31825	04-3295311
(State or Other Juris- diction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

The Prudential Tower 800 Boylston Street, 34th Floor Boston, Massachusetts		02199-8157
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code:  (800) 895-4283

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement

On August 19, 2005, The First Marblehead Corporation (the “Corporation”) entered into a letter agreement (the “Offer Letter”) with Jack L. Kopnisky relating to Mr. Kopnisky’s election as President and Chief Operating Officer of the Corporation.

The Offer Letter summarizes the compensatory arrangements relating to Mr. Kopnisky’s employment with the Corporation. Mr. Kopnisky will receive an annual base salary of $500,000, and Mr. Kopnisky’s target bonus will be 100% of base salary. Upon the date Mr. Kopnisky commences employment, he will be granted at no cost 75,000 restricted stock units pursuant to the Corporation’s 2003 stock incentive plan. Each restricted stock unit represents the right to receive one share of the Corporation’s common stock upon vesting. One third of the original number of restricted stock units will vest on the second anniversary of the grant date and one third will vest on each succeeding anniversary of the grant date until the fourth anniversary of the grant date.

Mr. Kopnisky’s employment is terminable by either the Corporation or Mr. Kopnisky. Under the terms of the Offer Letter, if Mr. Kopnisky’s employment is terminated by the Corporation without cause, the Corporation will provide Mr. Kopnisky with severance benefits in the form of (i) continuation of base salary, (ii) reimbursement for continuation of health and dental coverage pursuant to the federal COBRA law for one year and (iii) payment at the time of payout of bonuses under the Corporation’s executive incentive compensation plan (the “Plan”) of an amount equal to the bonus Mr. Kopnisky would have been eligible to receive, pro-rated based upon the number of months during which Mr. Kopnisky was actively employed during the applicable fiscal year.

In order to facilitate Mr. Kopnisky’s move to the Boston area, the Corporation will provide Mr. Kopnisky with relocation assistance.

A subcommittee of the Compensation Committee of the Board of Directors of the Corporation designated Mr. Kopnisky as a “covered employee” under the Plan for the fiscal year ending June 30, 2006 (“Fiscal 2006”) and determined that Mr. Kopnisky is eligible to receive an Annual Incentive Award (as defined in the Plan) for Fiscal 2006 up to 6.25% of the incentive pool established under the Plan.

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On August 22, 2005, the Corporation announced the election of Jack L. Kopnisky as President and Chief Operating Officer of the Corporation effective as of September 6, 2005. From 2000 to July 2005, Mr. Kopnisky served as the President of the Consumer Banking Group at KeyCorp, a Cleveland, Ohio-based financial institution, and President and Chief Executive Officer of KeyBank USA’s Consumer Finance business. The terms of Mr. Kopnisky’s Offer Letter with the Corporation are described above.

On August 23, 2005, the Corporation received the written resignation of Daniel Maxwell Meyers as President of the Corporation effective September 6, 2005. Mr. Meyers will continue to serve as Chief Executive Officer and Chairman of the Board of Directors of the Corporation.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE FIRST MARBLEHEAD CORPORATION

Date: August 25, 2005	By:	/s/ Peter B. Tarr
Peter B. Tarr
General Counsel and Vice Chairman of the Board of Directors